EXHIBIT 10.34

NOTE EXCHANGE AGREEMENT

THIS NOTE EXCHANGE AGREEMENT (the “Agreement”) is made and entered in this 13th day of January, 2014 by and among Armco Metals Holdings, Inc., a Nevada corporation (the “Corporation”), Henan Armco & Metawise Trading Co., Ltd., a Chinese company (the “Subsidiary”) and _______________(the “Lender”).

RECITALS:

WHEREAS, the Corporation is a U.S. publicly traded company, listed on the NYSE MKT (the “Exchange”), and the shares of its common stock are registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

WHEREAS, the Subsidiary is a wholly-owned subsidiary of the Corporation.

WHEREAS, on __________, 2013 the Subsidiary borrowed RMB __________ from the Lender under the terms of a Loan Contract, a copy of which is attached hereto as Exhibit A and incorporated herein by such reference (the “Loan Contract”).

WHEREAS, there is RMB __________ of principal due by the Subsidiary under the Loan Contract (the “Loan”) based upon the currency conversion rates in effect on the date hereof.

WHEREAS, the Subsidiary and the Corporation desire to exchange the Loan Contract for a convertible promissory note in the principal amount of the Loan and the Lender has agreed to such exchange (the “Note Exchange”).

WHEREAS, it is the intention of the parties hereto that the Note Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on an exemption provided by Regulation S promulgated thereunder.

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

Section 1. Note Exchange

1.1     The Lender hereby exchanges the Loan Contract for the convertible promissory note (the “Note”) in the form attached hereto as Exhibit B in full and complete satisfaction of all obligations of the Subsidiary under the Loan Contract. The Lender waives the payment of any accrued but unpaid interest due under the Loan Contract. Following the execution of this Agreement, the Lender shall tender the original Loan Contract to the Corporation for cancellation. The failure, however, of the Lender to deliver the original Loan Contract to the Corporation shall not effect the cancellation of all obligations thereunder as set forth herein.

1.2     The Corporation will use its reasonable best efforts to hold a special meeting of its stockholders as soon as practicable for the purpose of obtaining the consent of the holders of a majority of its issued and outstanding common stock (the “Shares”) to the conversion terms and conditions of the Note (the “Stockholder Approval”), which such meeting shall be called and held in accordance with the continued listing requirements of the Exchange and the rules and regulations of the United States Securities and Exchange Commission, including under the Exchange Act.

Section 2. Representations and Warranties of the Lender

The Lender represents and warrants to the Corporation as follows:

2.1     The Lender is the sole and exclusive owner of the Loan Contract which is owned and held free and clear of all rights, claims, liens and encumbrances. The Lender has the power to enter into this Agreement and to carry out its obligations hereunder. This Agreement has been duly executed by the Lender and constitutes the valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

2.2     Neither the Lender nor any person or entity for whom the Lender is acting as fiduciary is a “U.S. Person.” For the purposes of this Agreement, a “U.S. Person” means any one of the following: (i) any natural person resident in the United States of America; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; or (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction; and (b) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

2.3     The Lender acknowledges that the Note shall not be convertible until such time, if ever, that the Stockholder Approval is obtained. In the event the Stockholder Approval is not obtained despite the best efforts of the Corporation, the Note shall become due and payable in accordance with its terms and the Lender shall have no right to convert such Note into equity of the Corporation. The Lender further acknowledges that should it elect to convert the Note, the Corporation makes no representations or warranties as to either (i) continued existence of a public market for the Corporation’s securities and/or the future the market price of its Common Stock, or (ii) the ability of the Lender to sell the Shares and receive net proceeds equal to or greater than the amount of the Note. The Corporation shall not be obligated to pay the Lender any amount or otherwise issue the Lender any additional Shares to make up any “short fall” between the value of the Shares the Lender may receive upon their ultimate sale and the amount of the Loan.

2.4     The Lender is acquiring the Note for the Lender’s own account and the Lender is not acquiring the Note on behalf of any U.S. Person. The Lender is not an “affiliate” of the Corporation as such term is defined in the Exchange Act.

2.5     Providing that the Stockholder Approval has been obtained and the Note becomes convertible by its terms, all subsequent offers and sales of the Shares which may be issued upon the conversion of the Note will be made (a) outside the United States in compliance with Rule 903 or Rule 904 of Regulation S, (b) pursuant to registration of the Shares under the Securities Act, or (c) pursuant to an exemption from such registration. The Lender acknowledges that the Corporation has no obligation to register the Note or the Shares under the Securities Act or otherwise. Each certificate representing the Shares will have the following or substantially similar legend thereon:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO A “U.S. PERSON” AS THAT TERM IS DEFINED IN REGULATION S PROMULGATED UNDER THE SECURITIES ACT UNLESS THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OR ARMCO METALS HOLDINGS, INC. HAS BEEN PROVIDED WITH AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

2.6     The Lender represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with the Note Exchange and the execution of this Agreement by the Lender, including (i) the legal requirements within Lender’s jurisdiction, (ii) any foreign exchange restrictions applicable to the Note Exchange and the acceptance of the Note in full satisfaction of the Loan Contract, (iii) any governmental or other consents that may need to be obtained by Lender, and (iv) the income tax and other tax consequences, if any, that may be relevant to the Note Exchange, holding and/or conversion of the Note, and sale or transfer of the Shares.

Section 3. Representations and Warranties of

the Corporation and the Subsidiary

The Corporation and the Subsidiary each represent and warrant to the Lender as follows:

3.1     The entity is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it was formed, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted.

3.2     The entity has all necessary corporate power and authority to execute this Agreement and perform its obligations hereunder. This Agreement constitutes the valid and binding obligation of the entity enforceable against it in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.

Section 4. Covenants

4.1     Each party hereto agrees to pay its own costs and expenses incurred in negotiating this Agreement and consummating the transactions described herein.

4.2     The parties shall execute such documents and other papers and take such further action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

Section 5. Survival of Representations and Warranties

of the Lender and the Corporation

Each party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any document delivered by such other party or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof for 12 months following the date of this Agreement.

Section 6. Miscellaneous

6.1     The waiver of a breach of this Agreement or the failure of any party hereto to exercise any right under this agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

6.2     This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

6.3     This Agreement shall be binding upon the parties hereto and their respective heirs, legal representatives, successors and permitted assigns. This Agreement is not assignable except by operation of law.

6.4     Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

If to the Corporation	One Waters Park Drive
and the Subsidiary:	Suite 98
San Mateo, CA 94403
Attention: Kexuan Yao, Chief Executive Officer
Telecopier: 650-212-7630

If to the Lender:	_________________

or such other place as may be designed by a party pursuant to the terms of this Agreement. Any notice or statement given under this Agreement shall be deemed to have been given if sent by certified mail, return receipt requested, overnight courier or personal delivery, to the other party(ies) at the addresses indicated above or at such other address or number as may be furnished in writing in accordance with this paragraph.

6.5     This Agreement shall be governed and construed in accordance with the laws of the State of Nevada, without regard to the conflicts of law provisions thereof.

6.6     This Agreement (including the Exhibits hereto) and the Note executed and delivered in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the Note Exchange, and supersede all prior agreements, written or oral, with respect thereto.

6.7     The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

6.8     The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity or enforcement of any other provision or any part thereof.

6.9     This Agreement may be executed in any number of counterparts, each of which, when so executed, shall constitute an original copy hereof, but all of which together shall consider but one and the same document. This Agreement may be executed and delivered by facsimile transmission and when so executed and delivered shall have the same effect as if the receiving party had received an original counterpart of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ARMCO METALS HOLDINGS, INC.

By:

      Kexuan Yao,

      Chief Executive Officer

HENAN ARMCO & METAWISE

TRADING CO., LTD.

By:

      Kexuan Yao,

      Chief Executive Officer

LENDER:

_______________________________